Exhibit 99.1


TSYS News Release
--------------------------------------------------------------------------------


For Immediate Release

Contacts:

James B. Lipham                                      Leo S. Berard
Chief Financial Officer                              TSYS Investor Relations
+1.706.649.2262                                      +1.706.649.5220
                                                     leoberard@tsys.com

                  TSYS Reports Results for Second Quarter 2004
                           Building Momentum for 2005

Columbus, Ga., July 20, 2004 -- TSYS(R) today announced that its financial results for the second quarter and six months ended June 30, 2004 are in line with the Company's forecast.

    Below is a summary of the results for the second quarter and six months ended June 30, 2004, as compared to the same period in 2003:

                                                      Three Months Ended                      Six Months Ended
------------------------------------------- --------------------------------------- --------------------------------------
                                                           June 30,                               June 30,
------------------------------------------- --------------------------------------- --------------------------------------
(dollars in millions, except earnings                                    Percent                                Percent
per share data)                                2004          2003        Change        2004         2003        Change
------------------------------------------- ------------ ------------- ------------ ------------ ------------ ------------
Revenues Before Reimbursables                    $233.7         203.1        15.1%       $458.3        395.9        15.7%
Total Revenues                                    289.6         257.7        12.4%        574.9        509.1        12.9%
Operating Income                                   47.3          44.8         5.6%         91.4         87.9         4.0%
Net Income                                         35.9          34.3         4.6%         68.4         66.0         3.6%
Basic EPS                                          0.18          0.17         4.5%         0.35         0.34         3.6%
Diluted EPS                                        0.18          0.17         4.6%         0.35         0.33         3.7%

     Highlights for the quarter include:

     * J.P. Morgan Chase & Co. selected TSYS to provide credit card processing for the merged card portfolios of the former Bank One Corp. and JPMorgan Chase. Upon the completion of all conversions, TSYS will provide processing services for the 87 million cardmembers of Chase Card Services. Both companies expect to reach a definitive agreement in the near future.

     * Vital continued to exhibit strong transaction growth for the second quarter of 2004. Vital's Internet transaction volumes increased over 70% for 2004 as compared to last year.

     * Revenues from international clients increased 9.9% for the first six months of 2004 and were impacted by the loss of processing revenues from Mexico during the fourth quarter of 2003. During the second quarter of 2004, TSYS converted the portfolio of the Bank of Ireland.

     *    Revenues  from  other  services   increased  62.4%  for  the  quarter,
          primarily due to the results of TSYS Debt Management and to new services, such as TSYS ProphIT(R).

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TSYS Reports Results For Second Quarter 2004/Page 2 of 9

     *    Accounts on file  increased  to 287.0  million,  up 9.4%,  compared to
          262.5 million at June 30, 2003.


     "The results for the second quarter are in line with our expectations, and we continue to expect growth in EPS of 5% to 7% in 2004," said Philip W. Tomlinson, chief executive officer of TSYS.

     "With one of the largest decisions in the history of card processing, JPMorgan Chase selected TSYS to process its merged card portfolio. With this decision, TSYS is building momentum with more than 100 million accounts in the new business pipeline," Tomlinson said. "TSYS remains on schedule to convert the Bank One portfolios in the third and fourth quarters of 2004."

     "We are committed to position TSYS for sustained, long-term growth by focusing on electronic payment processing opportunities in Europe, the Asia-Pacific Rim, Canada and the United States. We will also focus on diversification by continuing to develop new products and services, as well as acquiring complementary businesses," Tomlinson said. "We remain excited about our prospects and anticipate 10% to 15% growth in EPS in 2005."



Conference Call

     TSYS will host its quarterly conference call at 4:30 p.m. EDT, July 20, 2004. The conference call can be accessed at www.tsys.com by clicking on the "Conference Call" icon on the homepage. The replay will be available approximately 30 minutes after the completion of the call.



About TSYS

     TSYS (NYSE: TSS) brings integrity and innovation to the world of electronic payment services as the integral link between buyers and sellers in this rapidly evolving universe. Synovus (NYSE: SNV) owns an 81-percent interest in TSYS. For more information, contact news@tsys.com.

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expectation that it will reach a definitive agreement with JP Morgan Chase in the near future; TSYS' expected growth in earnings per share for 2004; TSYS' scheduled conversion of the Bank One portfolio; TSYS' anticipated growth in earnings per share for 2005; and the assumptions underlying such statements, including, with respect to TSYS' expected increase in earnings per share for 2005, an increase in revenues before reimbursable items of 10-12%; a 6-9% growth in revenues from existing electronic payment processing clients; Vital Processing Services growing earnings by at least 5%; and no significant client losses through 2005. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; internal growth rates for TSYS' existing customers are lower than anticipated; Vital's earnings are lower than anticipated; TSYS


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

TSYS Reports Results For Second Quarter 2004/Page 3 of 9


does not convert the Bank One card portfolio as scheduled; TSYS and JP Morgan Chase are not able to satisfactorily conclude negotiations with respect to a definitive agreement; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share; hostilities increase in the Middle East or elsewhere; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; adverse developments with respect to sub-prime or retail clients; the costs and effects of litigation or adverse facts and developments relating thereto; and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.











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